EXHIBIT 10.27







                                KU ENERGY CORPORATION
                               LONG TERM INCENTIVE PLAN

                                KU ENERGY CORPORATION
                               LONG TERM INCENTIVE PLAN


          1.   Purposes; Definitions  . . . . . . . . . . . . . . . . .   1

          2.   Administration.  . . . . . . . . . . . . . . . . . . . .   4
               2.1   Compensation Committee . . . . . . . . . . . . . .   4
               2.2   Duties and Powers of Committee . . . . . . . . . .   4
               2.3   Majority Rule  . . . . . . . . . . . . . . . . . .   5
               2.4   Compensation; Professional Assistance; Good Faith
                     Actions  . . . . . . . . . . . . . . . . . . . . .   5

          3.   Shares Subject to the Plan . . . . . . . . . . . . . . .   6
               3.1   Shares Subject to the Plan . . . . . . . . . . . .   6
               3.2   Limitations  . . . . . . . . . . . . . . . . . . .   6
               3.3   Changes in Company's Shares  . . . . . . . . . . .   7

          4.   Eligibility  . . . . . . . . . . . . . . . . . . . . . .   8

          5.   Stock Options  . . . . . . . . . . . . . . . . . . . . .   8
               5.1   Grant  . . . . . . . . . . . . . . . . . . . . . .   8
               5.2   Terms  . . . . . . . . . . . . . . . . . . . . . .   9
                     (a) Price  . . . . . . . . . . . . . . . . . . . .   9
                     (b) Term . . . . . . . . . . . . . . . . . . . . .   9
                     (c) Vesting  . . . . . . . . . . . . . . . . . . .   9
               5.3   Method of Exercise . . . . . . . . . . . . . . . .  10
               5.4   Reload Options . . . . . . . . . . . . . . . . . .  11

          6.   Stock Appreciation Rights  . . . . . . . . . . . . . . .  11
               6.1   Grant  . . . . . . . . . . . . . . . . . . . . . .  11
               6.2   Terms  . . . . . . . . . . . . . . . . . . . . . .  12
                     (a) Price/Amount Paid on Exercise  . . . . . . . .  12
                     (b) Term . . . . . . . . . . . . . . . . . . . . .  13
                     (c) Vesting  . . . . . . . . . . . . . . . . . . .  13
               6.3   Method of Exercise . . . . . . . . . . . . . . . .  13
               6.4   Effects of Exercise  . . . . . . . . . . . . . . .  14

          7.   Restricted Shares  . . . . . . . . . . . . . . . . . . .  14
               7.1   Grants . . . . . . . . . . . . . . . . . . . . . .  14
               7.2   Terms  . . . . . . . . . . . . . . . . . . . . . .  15
                     (a) Price  . . . . . . . . . . . . . . . . . . . .  15
                     (b) Restrictions and Conditions  . . . . . . . . .  15

          8.   Performance Awards . . . . . . . . . . . . . . . . . . .  17

          9.   Performance Criteria . . . . . . . . . . . . . . . . . .  17

          10.  Change in Control  . . . . . . . . . . . . . . . . . . .  20
               10.1  Definition . . . . . . . . . . . . . . . . . . . .  20
               10.2  Share Based Awards . . . . . . . . . . . . . . . .  24
               10.3  Performance Awards . . . . . . . . . . . . . . . .  24

          11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . .  24
               11.1  Effective Date . . . . . . . . . . . . . . . . . .  25
               11.2  Amendment, Suspension or Termination of the Plan .  25
               11.3  Amendment of Award . . . . . . . . . . . . . . . .  26
               11.4  Transferability  . . . . . . . . . . . . . . . . .  26
               11.5  No Rights as Shareholder . . . . . . . . . . . . .  27
               11.6  Effect of Plan Upon Other Compensation and
                     Incentive Plans  . . . . . . . . . . . . . . . . .  27
               11.7  Regulations and Other Approvals; Governing Law . .  27
               11.8  Governing Law  . . . . . . . . . . . . . . . . . .  29
               11.9  Withholding of Taxes . . . . . . . . . . . . . . .  29
               11.10 No Right to Continued Employment . . . . . . . . .  30
               11.11 Titles; Construction . . . . . . . . . . . . . . .  30
               11.12 Successors . . . . . . . . . . . . . . . . . . . .  30

                                KU ENERGY CORPORATION
                               LONG TERM INCENTIVE PLAN



                    1.   Purposes; Definitions.

                    The purposes of the Plan are to further the growth,

          development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions.  To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options,

          Incentive Stock Options, Stock Appreciation Rights, Restricted

          Shares and Performance Awards.

                    Whenever the following terms are used in the Plan, they

          shall have the meaning specified below unless the context clearly indicates to the contrary.

                    "Board" shall mean the Board of Directors of the

          Company.

                    "Change in Control" shall have the meaning set forth in

          Section 10.1.

                    "Code" shall mean the Internal Revenue Code of 1986, as

          amended from time to time.

                    "Committee" shall mean the Compensation Committee of

          the Board, appointed as provided in Section 2.1

                    "Company" shall mean KU Energy Corporation, a Kentucky

          corporation, and any successor corporation.

                    "Effective Date" shall have the meaning set forth in

          Section 11.1.

                    "Employee" shall mean any employee (including any

          officer whether or not a director) of the Company, or of any corporation or other business entity which is then a Subsidiary.

                    "Exchange Act" shall mean the Securities Exchange Act

          of 1934, as amended.

                    "Fair Market Value" of a Share as of a given date shall

          mean (a) the closing sale price per Share as reported in this listing of the New York Stock Exchange-Composite Transactions on

          such date, or if there are no sales on such date, on the next preceding trading day during which a sale occurred, or (b) if clause (a) does not apply, the fair market value of the Share as determined by the Committee from time to time in good faith.

                    "Incentive Stock Option" shall mean an Option intended

          to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                    "Nonqualified Stock Option" shall mean an Option that

          is not an Incentive Stock Option.

                    "Option" shall mean an option to purchase Shares

          (including Restricted Shares, if the Committee so determines)

          granted pursuant to Section 5.1.

                    "Option Agreement" shall mean the written agreement

          pursuant to which an Option is awarded.

                    "Optionee" shall mean an Employee to whom an Option has

          been granted pursuant to the Plan.

                    "Participant" shall mean an Employee to whom an award

          is granted pursuant to the Plan.

                    "Performance Award" shall mean an award granted

          pursuant to Section 8.

                    "Performance Criteria" shall have the meaning set forth

          in Section 9.

                    "Plan" shall mean this KU Energy Corporation Long Term

          Incentive Plan set forth in this instrument, as it may, from time to time, be amended.

                    "Restricted Shares" shall mean Shares which are awarded

          to a Participant that are subject to the restrictions described in Section 7.

                    "Rule 16b-3" shall mean Rule 16b-3 adopted by the

          Securities and Exchange Commission under the Exchange Act.

                    "Securities Act" shall mean the Securities Act of 1933,

          as amended.

                    "Share" shall mean a share of the Company's Common

          Stock.

                    "Stock Appreciation Right" shall mean a right granted

          pursuant to Section 6.1.

                    "Subsidiary" shall mean any corporation or other

          business entity in an unbroken chain beginning with the Company,

          if each such corporation or other entity (other than the last in the unbroken chain), or if each group of commonly controlled corporations or other entities, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations or other entities in such chain.

                    2.   Administration.

                    2.1  Compensation Committee

                    The Plan shall be administered by the Committee, which

          shall consist of two or more individuals appointed by the Board and holding office at the pleasure of the Board.  All Committee members shall be members of the Board, and must be "non-employee directors," as such term is described in Rule 16b-3, if and as such Rule is in effect, and "outside directors" within the meaning of Section 162(m) of the Code.  Appointment of Committee

          members shall be effective upon acceptance of appointment.

          Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee shall be filled by the Board.

                    2.2  Duties and Powers of Committee

                    It shall be the duty of the Committee to conduct the

          general administration of the Plan in accordance with its terms and provisions.  The Committee shall have the full and exclusive power to construe and interpret the Plan, to correct any defect,

          supply any omission, make any factual determination or reconcile any inconsistency in such manner and to such extent as the

          Committee in its sole and absolute discretion may determine, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to construe, interpret, amend or revoke any such rules.  All actions taken and all constructions, interpretations and determinations made by the Committee shall be binding upon all affected persons.

          In addition to the authority otherwise prescribed in the Plan,

          the Committee shall have the authority in its sole discretion to prescribe such limitations, restrictions, and conditions upon,

          provisions for vesting and acceleration of, provisions

          prescribing the nature and amount of legal consideration to be received upon the grant or exercise of, any award made under the

          Plan and all other terms and conditions of any such award as the

          Committee deems appropriate, provided that none of the foregoing conflicts with any of the express terms or limitations of the

          Plan and that the foregoing are set forth in the instrument granting any such award or in the rules referred to elsewhere in this Section 2.2.

                    2.3  Majority Rule

                    The Committee shall act by a majority of its members in

          office.  The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                    2.4  Compensation; Professional Assistance; Good Faith

          Actions

                    Members of the Committee shall receive such

          compensation for their services as members as may be determined by the Board.  All expenses and liabilities incurred by members of the Committee in connection with the administration of the

          Plan shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants, appraisers, or other

          persons.  The Committee, the Company and its officers and

          directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  No member of the Committee shall be personally liable for any action, determination or

          interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action,

          determination or interpretation.


                    3.   Shares Subject to the Plan.

                    3.1  Shares Subject to the Plan

                    Subject to adjustment pursuant to Section 3.3, the

          number of Shares that may be the subject of or related to awards under this Plan is 1,000,000.  Such shares may be treasury shares, shares of original issue, shares purchased in the open market or a combination of the foregoing.  In the event that

          (a) any Participant delivers Shares (i) to pay the exercise price of an Option or any other award granted hereunder, or (ii) in satisfaction of any tax withholding requirement, or (b) any other payment made or benefit realized under the Plan is satisfied by the transfer or relinquishment of Shares, the number of Shares available for awards under the Plan shall be increased by the number of Shares so surrendered, paid or relinquished.

                    3.2  Limitations

                    Subject to adjustment pursuant to Section 3.3:

                         (i)  The maximum number of Shares that may be the

               subject of Options and Stock Appreciation Rights under the

               Plan to any Participant shall not, in the aggregate, exceed

               20,000 per year;

                         (ii) The maximum number of Restricted Shares

               subject to Performance Criteria under Section 9.2 that are granted under the Plan to any Participant shall not exceed

               20,000 Shares per year;

                         (iii) No Participant shall be granted Performance

               Awards under the Plan (a) in the case of Performance Awards designated as performance shares, in the aggregate, in

               excess of 20,000 performance shares per year, and (b) in the case of Performance Awards designated as performance units,

               in the aggregate, in excess of $750,000 per year; and

                         (iv) The aggregate number of Shares actually

               issued or transferred by the Company upon the exercise of

               Incentive Stock Options shall not exceed the total number of

               Shares specified in Section 3.1.

                    3.3  Changes in Company's Shares

                    In the event of any stock dividend, extraordinary cash

          dividend, recapitalization, reorganization, merger,

          consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event that affects the Shares or other awards granted or made available for issuance under the Plan such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall in such manner as the Committee may deem equitable, adjust any or all of (a) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of other awards granted under the Plan in the aggregate or to any

          Participant, (b) the number and kind of shares subject to

          outstanding Options and other awards, and (c) the grant, exercise or conversion price with respect to any of the foregoing and/or,

          if deemed appropriate, make provision for a cash payment to a

          Participant or a person who has an outstanding Option or other award; provided, however, that the number of Shares subject to any Option or other award shall always be a whole number.


                    4.   Eligibility.

                    Any Employee who is an officer or who is designated by

          the Committee as a key Employee shall be eligible to receive awards under this Plan.  In general, an Employee may be

          designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company and/or a Subsidiary.


                    5.   Stock Options.

                    5.1  Grant

                    Subject to the provisions of the Plan, the Committee

          shall have the sole and complete authority to determine the eligible Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the terms and conditions applicable to the exercise of the Option.  The Committee shall have the authority to grant

          Incentive Stock Options, Nonqualified Stock Options, or both.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder.

                    5.2  Terms

                    Options shall be granted only pursuant to a written

          Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

                    (a)  Price.  The exercise price for the Shares subject

          to an Option, or the manner in which such exercise price is to be determined, shall be determined by the Committee, provided that,

          the exercise price per Share shall not be less than 100% of the

          Fair Market Value of a Share as of the date the Option is

          granted.

                    (b)  Term.  Options shall be for such term as the

          Committee shall determine, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted.

                    (c)  Vesting.  Options shall be exercisable in such

          installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option

          Agreement.  To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the

          Option expires.  The Committee may accelerate the exercisability of any Option or portion thereof at any time.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Option Agreement that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the

          restrictions or conditions prescribed pursuant to Section 7.2(b).

                    5.3  Method of Exercise

                    The exercise of an Option shall be made only by a

          written notice delivered in person or by first class mail to the

          Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted.  The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such

          exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall

          approve, by transferring Shares to the Company that have been owned by the Optionee for at least six months prior to such transfer, by having Shares withheld or exercising pursuant to a

          "cashless exercise" procedure, or any combination thereof.  Any

          Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option.  If requested by the

          Committee, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such

          Option Agreement to the Optionee.  Not less than one hundred

          (100) Shares may be purchased at any time upon the exercise of an

          Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the

          Committee determines otherwise, in its sole discretion.

                    5.4  Reload Options

                    The Committee may provide for the grant to any Optionee

          of additional Options ("Reload Options") upon the exercise of

          Options, including Reload Options, through the delivery of

          Shares; provided, however, that (i) Reload Options may be granted only with respect to the same number of Shares as were surrendered to exercise the Options, (ii) the exercise price per

          Share of the Reload Options shall be not less than 100% of the

          Fair Market Value of a Share as of the date the Reload Options are granted, and (iii) the Reload Options shall not be

          exercisable after the expiration of the term of the Options, the exercise of which resulted in the grant of the Reload Options.

                    6.   Stock Appreciation Rights.

                    6.1  Grant

                    Subject to the provisions of the Plan, the Committee

          shall have the sole and complete authority to determine the eligible Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered, and the terms and conditions applicable to the exercise of such rights.  Stock

          Appreciation Rights may be granted in tandem with an Option, in addition to an Option, or freestanding and unrelated to an

          Option.  In the case of a Nonqualified Stock Option, a tandem

          Stock Appreciation Right may be granted either at or after the time of the grant of such Option.  In the case of an Incentive

          Stock Option, a tandem Stock Appreciation Right may be granted only at the time of the grant of such Option, may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of such

          Option, and shall contain such other terms and conditions

          required to comply with Section 422 of the Code and any rules or regulations promulgated thereunder.

                    6.2  Terms

                    Stock Appreciation Rights shall be granted only

          pursuant to a written agreement, which shall be executed by the

          Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

                    (a)  Price/Amount Paid on Exercise.  The strike price

          for a Stock Appreciation Right shall be determined by the

          Committee, in its sole discretion, provided that the strike price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date the Stock

          Appreciation Right is granted.  Upon the exercise of a Stock

          Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or Shares equal in value to the excess of the

          Fair Market Value of one Share on the date of exercise over the strike price per Share for such Stock Appreciation Right,

          multiplied by the number of Shares in respect of which the Stock

          Appreciation Right shall have been exercised.  The Committee shall determine whether the Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

                    (b)  Term.  Stock Appreciation Rights shall be for such

          term as the Committee shall determine, and as shall be set forth in each award agreement.

                    (c)  Vesting.  Stock Appreciation Rights shall be

          exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the award agreement, provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date it is granted.

                    6.3  Method of Exercise

                    The exercise of a Stock Appreciation Right shall be

          made only by a written notice delivered in person or by first class mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised and otherwise in accordance with the award agreement pursuant to which the Stock Appreciation Right was granted.  A Stock

          Appreciation Right may not be exercised with respect to less than one hundred (100) Shares, unless the number of Shares with respect to which it is exercised constitutes the total number of

          Shares then subject to such right or the Committee determines otherwise, in its sole discretion.

                    6.4  Effects of Exercise

                    Upon the exercise of a Stock Appreciation Right that

          was granted in tandem with an Option, such Option (a) shall be surrendered and deemed to have been exercised for the purpose of the limitations set forth in Section 3.1 on the number of Shares to be issued under the Plan in the aggregate and to any

          Participant to the extent of the number of Shares with respect to which the Stock Appreciation Right has been exercised, and (b)

          shall no longer be exercisable with respect to the number of

          Shares for which the tandem Stock Appreciation Right has been exercised.  If requested by the Committee, the Participant shall deliver the award agreement evidencing the Stock Appreciation

          Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the

          Participant.

                    7.   Restricted Shares.

                    7.1  Grants

                    Subject to the provisions of the Plan, the Committee

          shall have the sole and complete authority to determine the eligible Employees to whom, and the time or times at which,

          grants of Restricted Shares will be made, the number of

          Restricted Shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.  Awards of Restricted Shares may be granted either alone or in addition to other awards granted under the Plan.  The Committee may condition the grant or vesting of

          Restricted Shares upon the attainment of Performance Criteria or such other factors as the Committee may determine, in its sole discretion.  The provisions of Restricted Share awards need not be the same with respect to each recipient.

                    7.2  Terms

                    Restricted Shares awards shall be granted only pursuant

          to a written agreement, which shall be executed by the

          Participant and a duly authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the

          following:

                    (a)  Price.  The purchase price of Restricted Shares

          shall be determined by the Committee, in its sole discretion, and may be zero.

                    (b)  Restrictions and Conditions.

                         (i)  The award may be subject to such restrictions

               as may be imposed by the Committee in its sole discretion,

               including, without limitation, Performance Criteria, as a

               condition for the grant or vesting of the Restricted Shares;

               provided, however, that the period within which Performance

               Criteria must be achieved shall not exceed ten years after the date of grant of the Restricted Shares.  The Committee may provide for the lapse of restrictions imposed on an

               award in installments.

                         (ii) Except as provided in clause (i), the

               Participant shall have, with respect to the Restricted

               Shares, all of the rights of a shareholder of the Company,

               including the right to vote the Shares and to receive any

               cash dividends.

                         (iii)     The Committee may, in its sole

               discretion, retain in the applicable award agreement the

               authority to waive in whole or in part any or all

               restrictions with respect to a Participant's Restricted

               Shares, based on such factors as the Committee may deem

               appropriate.

                         (iv)  The Committee may, in its sole discretion,

               provide that Restricted Shares be held in escrow or trust

               pending delivery to the Participant upon the satisfaction of any applicable restrictions or delivery to the Company upon forfeiture.

                         (v)  The restrictions imposed on an award of

               Restricted Shares that is subject to Performance Criteria

               under Section 9.2 may not lapse until the Committee certifies in writing that the Performance Criteria and any other material terms have been satisfied.


                    8.   Performance Awards.

                    Subject to the provisions of the Plan, the Committee

          shall have the sole and complete authority to determine eligible

          Employees to whom Performance Awards shall be granted.

          Performance Awards may be with respect to or unrelated to Shares subject to Options or Stock Appreciation Rights granted under the

          Plan.  Performance Awards may be designated as performance shares or performance units (which shall be valued at $1.00 per unit)

          and shall consist of a predetermined amount, payable in cash or in Shares, on such terms and subject to such conditions,

          including Performance Criteria, as may be determined in writing by the Committee in its discretion.  Performance Awards may be payable with respect to a specific period, and may be vested in whole or in part on the date of the award thereof, as determined from time to time by the Committee in its discretion.  If the

          Performance Awards are to be paid in the form of Restricted

          Shares, the recipient must execute a written agreement as

          described in Section 7.2 as a condition of the issuance of such shares in his or her name.  Performance Awards that are subject to Performance Criteria under Section 9.2 may not be paid until the Committee certifies in writing that the Performance Criteria and any other material terms have been satisfied.

                    9.   Performance Criteria.

                    9.1  Options, Stock Appreciation Rights, Restricted

          Shares and Performance Awards, when so determined by the

          Committee, may be subject to such financial or non-financial performance or other criteria ("Performance Criteria") as may be adopted from time to time by the Committee in its discretion.

          Performance Criteria shall not include the attaining of a certain length of service with the Company.  Performance Criteria may be expressed either on an absolute basis or relative to other companies or indices selected by the Committee.

                    9.2  The Performance Criteria applicable to any

          Participant who is, or who is determined by the Committee to be likely to become, a "covered employee" within the meaning of

          Section 162(m) of the Code (a "Covered Employee"), shall be limited to growth, improvement in or attainment by the Company or its Subsidiaries or one or more business or functional units thereof of certain levels of:

                         (i)       return on capital, equity, or operating

                                   costs;

                         (ii)      economic value added;

                         (iii)     margins;

                         (iv)      total shareholder return or market

                                   value;

                         (v)       operating profit or net income;

                         (vi)      cash flow, earnings before interest and

                                   taxes, earnings before interest, taxes

                                   and depreciation, or earnings before

                                   interest, taxes, depreciation and

                                   amortization;

                         (vii)     sales or product volumes;

                         (viii)    costs, expenses or inventory;

                         (ix)      earnings per share;

                         (x)       cost per kilowatt hour;

                         (xi)      safety;

                         (xii)     environmental standards;

                         (xiii)    customer favorability/loyalty;

                         (xiv)     service reliability;

                         (xv)      productivity;

                         (xvi)     market share; or

                         (xvii)    completion of specified tasks or goals.

          This Section 9.2 is intended to comply with the exception from

          Section 162(m) of the Code for qualified performance-based compensation, and shall be construed, applied and administered accordingly.

                    9.3  If the Committee determines that a change in the

          business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable;

          provided, however, that no such modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based compensation exception to Section 162(m) of the

          Code.  In addition, at the time the award subject to Performance

          Criteria is made and performance goals established, the Committee is authorized to determine the manner in which the Performance

          Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control including market related changes in inventory value, changes in industry margins, changes to rates or accounting procedures ordered by regulatory bodies, changes in accounting principles, and extraordinary charges to income; provided,

          however, that no such calculation or measurement shall be made in the case of any Participant who is, or is determined by the

          Committee to be likely to become, a Covered Employee in such a manner that would cause the award to fail to qualify for the performance-based compensation exception to Section 162(m) of the

          Code.

                    10.  Change in Control.

                    10.1 Definition.

                    Except to the extent a different definition is provided

          by the Committee in the grant of an award under the Plan, a change in control ("Change in Control") for purposes of the Plan shall have occurred if at any time on or after the Effective Date any of the following events shall occur:

                         (a)  The Company or KU (as defined below) is

                              merged or consolidated or reorganized

                              into or with another corporation or

                              other legal person, and as a result of

                              such merger, consolidation or

                              reorganization less than 60% of the

                              combined voting power of the then-

                              outstanding securities of such

                              corporation or person immediately after

                              such transaction is held in the

                              aggregate by the holders of the then-

                              outstanding securities entitled to vote
                              generally in the election of directors

                              (the "Voting Stock") of the Company

                              immediately prior to such transaction;

                         (b)  The Company or KU sells or otherwise

                              transfers all or substantially all of

                              its assets to any other corporation or

                              other legal entity, and as a result of

                              such sale or transfer less 60% of the

                              combined voting power of the then-

                              outstanding securities of such other

                              corporation or entity immediately after

                              such sale or transfer is held in the

                              aggregate by the holders of Voting Stock

                              of the Company immediately prior to such

                              sale or transfer;

                         (c)  There is a report filed on Schedule 13D

                              or Schedule 14D-1 (or any successor

                              schedule, form or report or item

                              therein), each as promulgated pursuant

                              to the Exchange Act disclosing that any

                              person (as the term "person" is used in

                              Section 13(d)(3) or Section 14(d)(2) of

                              the Exchange Act) has become the

                              beneficial owner (as the term

                              "beneficial owner" is defined under

                              Rule 13d-3 or any successor rule or

                              regulation promulgated under the

                              Exchange Act) of securities representing

                              10% or more of the combined voting power

                              of the Voting Stock of the Company or

                              the Voting Stock of KU; or

                         (d)  If at any time during any period of two

                              consecutive years, individuals who at

                              the beginning of any such period

                              constitute the directors of the Company

                              or KU cease for any reason to constitute

                              at least a majority thereof, unless the

                              election, or the nomination for election

                              by such company's stockholders, of each

                              director of such company first elected

                              during such period was approved by a

                              vote of at least two-thirds of the

                              directors of such company then still in

                              office who were directors of such

                              company at the beginning of any such

                              period.

                              Notwithstanding the foregoing provisions

                              of paragraph (c) above, unless otherwise

                              determined in a specific case by

                              majority vote of the Board of Directors

                              of the Company and KU, a "Change in

                              Control" shall not be deemed to have

                              occurred for purposes of the Plan solely

                              because (i) the Company, (ii) a

                              Subsidiary, or (iii) any Company-

                              sponsored, KU-sponsored or Subsidiary-
                              sponsored employee stock ownership plan

                              or any other employee benefit plan of

                              the Company, KU or Subsidiary, either

                              files or becomes obligated to file a

                              report under or in response to

                              Schedule 13D or Schedule 14D-1 (or any

                              successor schedule, form or report or

                              item therein) under the Exchange Act,

                              disclosing beneficial ownership by it of

                              shares of Voting Stock of the Company or

                              KU, whether in excess of 10% or

                              otherwise.  For purposes of this

                              Section 10.1, "KU" shall mean Kentucky

                              Utilities Company.

                    10.2 Share Based Awards.

                    Notwithstanding any other provisions of the Plan, in

          the event of a Change in Control, all Share based awards granted under this Plan shall immediately vest or become exercisable, as the case may be, 100% in each Participant, including Incentive

          Stock Options, Nonqualified Stock Options, Stock Appreciation

          Rights, and Restricted Stock.

                    10.3 Performance Awards.

                    Notwithstanding any other provisions of the Plan,

          unless otherwise provided by the Committee in the grant of a

          Performance Award, in the event of a Change in Control, (i) all performance units granted under this Plan shall be immediately paid out in cash and (ii) all performance shares granted under this Plan shall be paid out immediately in Shares. The amount of the payout in Shares or cash, as the case may be, shall be determined on the assumption that the target for the applicable performance period has been met and shall be the amount equal to a fraction of the Participant's performance shares or performance units, as the case may be, for the applicable performance period,

          the numerator of which fraction is the whole and partial months in the performance period which have passed as of the date of the

          Change in Control and the denominator of which is the number of months in the performance period.

                    11.  Miscellaneous.

                    11.1 Effective Date

                    The Plan shall become effective as of January 28, 1997,

          the date of Board approval (the "Effective Date"), and shall continue in effect until the tenth anniversary of such date,

          subject to approval of the Plan by the affirmative vote of the holders of a majority of the securities of the Company present,

          or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the Commonwealth of

          Kentucky within twelve months of adoption of the Plan by the

          Board.  Notwithstanding anything herein or in any award agreement to the contrary, all awards awarded under the Plan shall be void unless this Plan is so approved by the Company's shareholders.

                    11.2 Amendment, Suspension or Termination of the Plan

                    The Plan may be wholly or partially amended or

          otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 3.3, no amendment shall be effective unless approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held in accordance with the laws of the Commonwealth of Kentucky within twelve (12) months of the date of adoption of such amendment,

          where such amendment will:

                    (a)  increase the total number of Shares reserved for

               the purposes of the Plan; or

                    (b)  make such other change as may require shareholder

               approval (i) under the rules of any exchange on which Shares are traded, or (ii) in order for awards granted under the

               Plan to qualify for an exception from Section 162(m) of the

               Code.

                    Neither the amendment, suspension nor termination of

          the Plan shall, without the written consent of the Participant,

          alter or impair any rights or obligations under any award

          theretofore granted.  No awards may be granted during any period of suspension nor after termination of the Plan, and in no event may any awards be granted under the Plan after ten years from the

          Effective Date.

                    11.3 Amendment of Award

                    The Committee may amend, modify or terminate any

          outstanding award with the Participant's written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (a) to change the date or dates as of which an Option or Stock

          Appreciation Right becomes exercisable or Restricted Shares or

          Performance Awards become vested, or (b) to cancel and reissue an award under such different terms and conditions as it determines appropriate.

                    11.4 Transferability

                    Except as otherwise determined by the Committee, no

          award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any

          Participant shall be subject to any lien, obligation or liability of the Participant.

                    11.5 No Rights as Shareholder

                    Subject to the provisions of the applicable award, no

          Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any

          Option or otherwise to be distributed under the Plan until such

          Participant shall have become the holder thereof.

          Notwithstanding the foregoing, in connection with each grant of

          Restricted Shares, the applicable award agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

                    11.6 Effect of Plan Upon Other Compensation and

          Incentive Plans

                    The adoption of the Plan shall not affect any other

          compensation or incentive plans in effect for the Company or any

          Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary.

                    11.7 Regulations and Other Approvals; Governing Law

                    (a)  The obligation of the Company to sell or deliver

          Shares with respect to Options or any other award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state

          securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                    (b)  The Committee may make such changes in Incentive

          Stock Options awarded under the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder for Employees granted Incentive Stock Options.

                    (c)  Each Option and any other award payable in Shares

          is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing,

          registration or qualification of Shares issuable pursuant to the

          Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of

          Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration,

          qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                    (d)  In the event that the disposition of Shares

          acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the

          Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such

          individual are acquired for investment only and not with a view to distribution.  The certificate for any Shares acquired

          pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

                    11.8 Governing Law

                    The Plan and the rights of all persons claiming

          hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Kentucky without giving effect to the choice of law principles thereof.

                    11.9 Withholding of Taxes

                    No later than the date which any award granted under

          the Plan to a Participant becomes subject to any withholding tax,

          the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, the

          federal, state, local or other taxes of any kind required by the law of any applicable jurisdiction or the Company to be withheld.

          The obligations of the Company under the Plan shall be

          conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  In its discretion, the

          Committee may permit Participants to satisfy withholding

          obligations by delivering previously owned Shares or by electing to have Shares withheld.

                    11.10     No Right to Continued Employment

                    Nothing in the Plan or in any award agreement shall

          confer upon any Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company and its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge any Employee at any time for any reason whatsoever, with or without cause.

                    11.11     Titles; Construction

                    Titles are provided herein for convenience only and are

          not to serve as a basis for interpretation or construction of the

          Plan.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.  Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

                    11.12     Successors.

                    The Company shall require any successor (whether direct

          or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the

          Company whether by purchase, merger, consolidation,

          reorganization or otherwise (and such successor shall thereafter be deemed to "Company" for the purposes of this Plan), and the heirs, executors and administrators of each Participant.

                    IN WITNESS THEREOF, the Company has caused this Plan to

          be executed by its duly authorized officers as of the 28th day of

          January, 1997.

                                             KU ENERGY CORPORATION



                                             By:/s/Michael R. Whitley
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer


          Attest:/s/George S. Brooks II
                 Secretary

                 (SEAL)